UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Following a review of director compensation practices, the Board of Directors of AMERIGROUP Corporation (the "Corporation"), at its meeting held on May 10, 2006, approved certain changes to the compensation of non-management directors (the "Directors"), effective April 1, 2006 to ensure the continued recruitment and retention of qualified board members.

The annual retainer for service as a member of the Board of Directors has been increased from $28,000 to $35,000, payable $8,750 per quarter in arrears. Directors will receive an attendance fee of $2,500 for each meeting of the Board of Directors attended in person and $1,000 for each meeting of the Board of Directors attended telephonically.

The annual retainer for Chairpersons of the Audit and Compensation Committees has been increased from $8,000 to $10,000, payable $2,500 per quarter in arrears. The annual retainer for the Chairperson of the Nominating and Corporate Governance Committee remains at $8,000, payable $2,000 per quarter in arrears. The annual retainer for serving as a member of the Audit, Compensation or Corporate Governance Committee has been eliminated, and members of the Audit, Compensation and Nominating and Corporate Governance Committees will now be paid an attendance fee of $1,500 for each committee meeting attended in person and $1,000 for each committee meeting attended telephonically.

Directors will receive an annual equity award with a value of $170,000, based upon the Black-Scholes-Merton methodology, using a combination of non-qualified stock options and shares of restricted stock. The date of grant of the equity award will coincide with the annual meeting of stockholders. The grants of both the non-qualified stock options and shares of restricted stock will vest in full on the first anniversary of the date of grant. The non-qualified stock option grants will have an exercise price equal to the closing price of the Corporation’s common stock on the last trading day immediately preceding the date of grant, as reported in The Wall Street Journal.

Accordingly, on May 10, 2006, the Directors were granted the annual equity award with a value of $170,000. The equity grants were split evenly in value between non-qualified stock options and shares of restricted stock. The exercise price of the non-qualified stock options is $27.55, which was the closing price of the Corporation’s common stock on May 9, 2006, as reported in The Wall Street Journal.

There were additional one time grants of restricted stock to Thomas E. Capps and Kay Coles James, in the amount of 4,790 and 9,580 shares, respectively, as a transition out of the Corporation’s commitment to them under the previous director compensation program to award them a grant of 26,000 non-qualified stock options each year for the first three years of their service as a Director of the Corporation. The grants of restricted stock will vest on the first anniversary of the date of grant.

Upon joining the Board of Directors (whether on the date of the annual meeting of stockholders or otherwise), a new Director will also receive an initial equity award with a value of $170,000 consisting of a combination of non-qualified stock options and shares of restricted stock.

All other elements of the compensation program for Directors remain unchanged. The Director compensation program is subject to periodic review.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

May 12, 2006	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President and General Counsel